                                   OPPENHEIMER MAIN STREET(R)OPPORTUNITY FUND
                                       Supplement dated July 1, 2002 to the
                            Statement of Additional Information dated November 28, 2001

The Statement of Additional Information is changed as follows:

1.     The supplement dated March 20, 2002 is deleted and replaced by this supplement.

2.       The section titled "Distribution and Service Plans - Class A Service Plan" on page 29 is revised by adding the following to the end of the first paragraph:

           With  respect to purchases of Class A shares  subject to a  contingent  deferred  sales charge by certain  retirement  plans that  purchased  such  shares  prior to March 1, 2001  ("grandfathered retirement  accounts"),  the Distributor  currently  intends to pay the service fee to Recipients in advance  for the first year after the shares are  purchased.  After the first year  shares are outstanding,  the  Distributor  makes  service fee  payments  to  Recipients  quarterly  on those shares.  The advance  payment is based on the net asset value of shares  sold.  Shares  purchased by exchange do not qualify for the advance  service fee payment.  If Class A shares  purchased by grandfathered  retirement  accounts are redeemed during the first year after their purchase,  the
           Recipient of the service fees on those  shares will be obligated to repay the  Distributor  a pro rata portion of the advance payment of the service fee made on those shares.

3.     Appendix A titled "Industry Classifications" is deleted and replaced with the following:

                                                    APPENDIX A
                                             INDUSTRY CLASSIFICATIONS

       Aerospace & Defense                                  Household Durables
       Air Freight & Couriers                               Household Products
       Airlines                                             Industrial Conglomerates
       Auto Components                                      Insurance
       Automobiles                                          Internet & Catalog Retail
       Banks                                                Internet Software & Services
       Beverages                                            Information Technology Consulting & Services
       Biotechnology                                        Leisure Equipment & Products
       Building Products                                    Machinery
       Chemicals                                            Marine
       Commercial Services & Supplies                       Media
       Communications Equipment                             Metals & Mining
       Computers & Peripherals                              Multiline Retail
       Construction & Engineering                           Multi-Utilities
       Construction Materials                               Office Electronics
       Containers & Packaging                               Oil & Gas
       Distributors                                         Paper & Forest Products
       Diversified Financials                               Personal Products
       Diversified Telecommunication Services               Pharmaceuticals
       Electric Utilities                                   Real Estate
       Electrical Equipment                                 Road & Rail
       Electronic Equipment & Instruments                   Semiconductor Equipment & Products
       Energy Equipment & Services                          Software
       Food & Drug Retailing                                Specialty Retail
       Food Products                                        Textiles & Apparel
       Gas Utilities                                        Tobacco
       Health Care Equipment & Supplies                     Trading Companies & Distributors
       Health Care Providers & Services                     Transportation Infrastructure
       Hotels Restaurants & Leisure                         Water Utilities
                                                            Wireless Telecommunication Services

July 1, 2002                                                                                      731PX003